STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into this 23rd day of February, 2015, by and among Mark McGarrity (“McGarrity”), Kennen Palm (“Palm”) and Pilgrim Consulting Services, Inc., a Delaware corporation (“Pilgrim”) (McGarrity, Palm and Pilgrim shall be hereinafter sometimes individually referred to as a “Seller” and shall be hereinafter collectively, jointly and severally referred to as the “Sellers”); and Eat At Joes, Ltd., a Nevada corporation (the “Purchaser”).

EXPLANATORY STATEMENT

A. The Sellers constitute all of the stockholders and all of the directors of Franklin Networks Inc. (“Company”), a Tennessee corporation.

B. The Sellers own of record and beneficially and in the aggregate 100 shares of the common stock (the “Common Stock”) of Company (such shares of Common Stock shall be hereinafter collectively referred to as the “Sellers’ Shares”). The Sellers’ Shares constitute all of the issued and outstanding capital stock of Company.

C. McGarrity and Palm constitute all of the stockholders and all of the directors of Pilgrim.

D. The Sellers desire to sell, assign, transfer and deliver to the Purchaser, and the Purchaser desires to purchase, all, but not less than all, of the Sellers’ Shares on the terms and subject to the conditions hereinafter contained.

NOW THEREFORE, in consideration of the Explanatory Statement that shall be deemed to be a substantive part of this Agreement, the mutual covenants, promises, agreements, representations and warranties contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant, promise, agree, represent and warrant as follows:

1. Purchase and Sale of the Sellers Shares.

1.1. Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, at the Closing on the Closing Date, the Sellers shall each sell, assign, transfer and deliver to the Purchaser and the Purchaser shall purchase from each of the Sellers, that number of the Sellers’ Shares as is set forth opposite the name of each of the Sellers as follows:

SELLER	NUMBER OF SHARES THAT SHALL BE SOLD TO PURCHASER
McGarrity	40
Palm	40
Pilgrim	20
Total	100

1.2. Purchase Price; Transfer of Securities; Allocation to Covenants against Competition.

1.2.1. The full, entire and aggregate purchase price that shall be paid at the Closing on the Closing Date by the Purchaser to the Sellers for the Sellers’ Shares shall be One Million Six Hundred Forty-Three Thousand Seven Hundred Fifty and NO/100 Dollars ($1,643,750.00) (the "Purchase Price"). The Purchase Price shall be paid to and allocated among the Sellers as follows:

1.2.1.1. Six Hundred Fifty-Seven Thousand Five Hundred and NO/100 Dollars ($657,500.00) shall be paid and allocated to McGarrity by issuance to McGarrity of One Million (1,000,000) restricted shares of Purchaser’s common stock.

1.2.1.2. Six Hundred Fifty-Seven Thousand Five Hundred and NO/100 Dollars ($657,500.00) shall be paid and allocated to Palm by issuance to Palm of One Million (1,000,000) restricted shares of Purchaser’s common stock.

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1.2.1.3. Three Hundred Twenty-Eight Thousand Seven Hundred Fifty and NO/100 Dollars ($328,750.00) shall be paid and allocated to Pilgrim by issuance to Pilgrim of Five Hundred Thousand (500,000) restricted shares of Purchaser’s common stock.

1.2.2. The Sellers shall deliver to the Purchaser at the Closing on the Closing Date, concurrently with the payment of the Purchase Price, stock certificate numbers 1, 2 and 3 of Company, representing the Sellers’ Shares owned of record and beneficially by each of the Sellers, duly endorsed in blank, or accompanied by assignments separate from certificate duly endorsed in blank, with each of the Seller’s signatures guaranteed by a national bank or by a member broker of the New York Stock Exchange.

1.2.3. The parties hereto hereby acknowledge and agree that an amount equal to Forty Thousand and NO/100 Dollars ($40,000.00) of the Purchase Price each as to McGarrity and Palm and Twenty Thousand and NO/100 Dollars ($20,000.00) as to Pilgrim shall be allocated to the covenant against competition given to the Purchaser by Sellers pursuant to Section 4 of this Agreement. This allocation is agreed upon for the purpose of the Parties’ agreement that the Purchase Price provides specific consideration for the covenants against competition provided under this Agreement. The Parties acknowledge that the allocation is not a determination of the amount of damages that could or may be incurred by Purchaser for violation of any covenants against competition contained herein and is not intended to and does not limit any damages Purchaser may seek in connection with the violation of such covenants by any or all of the Sellers.

1.2.4 All common stock issued to Sellers pursuant to this Agreement shall be restricted pursuant to Rule 144 with a gating provision limiting the sale thereof to no more than 5,000 shares per day for every 250,000 shares of daily trading volume.

2. Closing. The closing of the purchase and sale of the Sellers’ Shares provided for by this Agreement (referred to throughout this Agreement as the "Closing") shall take place electronically on or before 5:00 p.m. EST on February 23, 2015. The time and date of the Closing are referred to throughout this Agreement as the "Closing Date."

3. Representations and Warranties.

3.1. Representations and Warranties of Sellers. The Sellers represent and warrant to the Purchaser that:

3.1.1. Ownership of Sellers Shares. Each Seller is the sole and exclusive record and beneficial owner of that number of the Sellers’ Shares as is set forth opposite his or its name in Section 1.1 of this Agreement. The Sellers possess good and merchantable title to the Sellers’ Shares, and own the Sellers’ Shares free and clear of any and all security interests, agreements, restrictions, claims, liens, pledges and encumbrances of any nature or kind. The Sellers have the absolute and unconditional right to sell, assign, transfer and deliver the Sellers’ Shares to the Purchaser in accordance with the terms of this Agreement.

3.1.2. Due Organization; Good Standing; Authority of Company. Company is a corporation duly organized, validly existing as a stock corporation, and in good standing under the laws of the State of Tennessee. Company has full right, power, and authority to own its properties and assets, and to carry on its business as a Tennessee corporation. Company is duly licensed, qualified and authorized to do business as a foreign corporation, and is in good standing, in each jurisdiction in which the properties and assets owned by it or the nature of the business conducted by it makes such licensing, qualification and authorization legally necessary. A complete and correct copy of each of Company's Articles of Incorporation, as amended to the date of this Agreement (the "Charter"), certified by the Secretary of State of the State of Tennessee (the "Department") and Bylaws, as amended to the date of this Agreement (the "Bylaws"), is attached to this Agreement as Exhibits 1 and 2, respectively, and is incorporated by reference herein. The Charter and the Bylaws are in full force and effect, and Company is not in breach or violation of any of the provisions thereof. The minute books of Company containing the

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minutes of the meetings of the stockholders of Company and the board of directors of Company, which were heretofore made available to the Purchaser for examination, are complete and correct and accurately reflect all proceedings of the stockholders of Company and the board of directors of Company.

3.1.3. Validity of Agreement. The Sellers have the legal capacity and authority to enter into this Agreement. This Agreement is a valid and legally binding obligation of the Sellers and is fully enforceable against the Sellers in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

3.1.4. Capitalization; the Company Stock; Related Matters. Company's authorized capital stock consists of 100 shares of common stock of which 100 shares, namely, the Sellers’ Shares, are issued and outstanding and owned of record and beneficially by each Seller as is set forth opposite the name of each Seller in Section 1.1 of this Agreement. None of the Company’s authorized capital stock has been registered in an effective registration statement by the SEC pursuant to the 1933 Securities and Exchange Act, or has been qualified under any State Securities Blue Sky Laws. As such, the Purchaser cannot resell the Sellers Shares without their being the subject of compliance with State Securities Laws or an effective SEC registration, or the existence of a legal exemption from the registration requirements of Section 5 of the 1933 Securities and Exchange Act. When the Sellers tender their common stock certificates to the Purchaser, they will bear a printed legend indicating that the shares so conveyed are “Restricted Securities,” as that term is defined by Rule 144(a)(3) of the 1933 Act [17 CFR 230.144]. The legend will provide statements substantially similar to the following:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND ARE RESTRICTED SHARES PURSUANT TO RULE 144(a)(3). THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE INCLUDING BUT NOT LIMITED TO, COMPLIANCE WITH RULE 144, AND THE BENEFICIAL OWNERSHIP HOLDING REQUIREMENTS RULE 144(d), WITHOUT THE ABILITY TO “TACK” THE SELLERS’ PREVIOUS OWNERSHIP PERIODS UNDER RULE 144(d)(3). THESE RESTRICTED SECURITIES ARE SUBJECT TO A “STOP TRANSFER ORDER” PROHIBITING THE PURCHASER FROM TRANSFERRING OR RESELLING ANY OF THESE SECURITIES EXCEPT AS PERMITTED UNDER THE ACT, APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION OR EXEMPTION THEREFROM, THE EXISTENCE OF WHICH SHALL BE EVIDENCED BEFOREHAND BY AN INDEPENDENT LEGAL COMPLIANCE REVIEW. PURCHASERS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

In completing this transaction, the Sellers are relying upon an exemption from the above noted registration requirements contained in Section 4.1 of the Securities Act of 1933, and the Section 4 ½ hybrid exemption made applicable by SEC vs. Ralston Purina Co., 346 U.S. 119, [1953]. The Purchaser represents that it:

1.	Is aware that it is purchasing Restricted Securities as that term is defined by Rule 144(a)(3);
2.	Is aware that the Restricted Securities cannot be transferred or resold unless they are subject to an effective registration statement by the SEC; or qualify for a legal exemption from registration the existence of which shall be determined by independent legal review;
3.	Is aware that absent registration or the existence of a legal exemption therefrom, there is an effective “STOP TRANSFER ORDER” on the Restricted Securities; and,
4.	Is aware that it cannot “tack” the beneficial ownership periods of the Sellers pursuant to Rule 144(d)(3) in order to satisfy its beneficial holding period requirements under Rule 144(d);
5.	Is purchasing the Restricted Securities for its own account and for long term investment and not with an intent to publicly distribute them unless in full compliance with all applicable U.S. Securities Laws.
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The Purchaser also represents that it:

a.	Qualifies as a corporate “accredited investor” and has assets exceeding $5 million dollars;
b.	Is not acquiring the Restricted Securities as the result of any general solicitation or advertising by the Sellers;
c.	Has received and reviewed such information and documents as it deemed necessary in making its decision to purchase the Restricted Securities from the Sellers and Franklin Networks, Inc.;
d.	Communicated with the Sellers and Franklin Networks, Inc., who answered all questions posed by the Purchaser related to its decision to purchase the Restricted Shares; and,
e.	Reviewed financial statements and other corporate documentation of Franklin Networks, Inc.

The Sellers’ Shares have been duly, legally and validly issued, and are fully-paid and non-assessable. Delivery of the Sellers’ Shares by the Sellers to the Purchaser at the Closing on the Closing Date pursuant to this Agreement will transfer to the Purchaser full and entire legal and equitable title to 100% of the issued and outstanding capital stock of Company.

3.1.5. Options, Warrants and Other Rights and Agreements Affecting Company Capital Stock. Company has no authorized or outstanding options, warrants, calls, subscriptions, rights, convertible securities or other securities [as defined in the federal Securities Act of 1933 (hereinafter "Securities")] or any commitments, agreements, arrangements or understandings of any kind or nature obligating Company, in any such case, to issue shares of Company capital stock or other Securities or securities convertible into or evidencing the right to purchase shares of Company capital stock or other Securities. Neither the Sellers nor Company is a party to any agreement, understanding, arrangement or commitment, or bound by any Articles of Incorporation or bylaw provision which creates any rights in any Person with respect to the authorization, issuance, voting, sale or transfer of any shares of Company's capital stock or other Securities.

3.1.6. No Subsidiaries. Company does not have any subsidiaries and does not, directly or indirectly, own any interest in or control any corporation, partnership, joint venture, or other business entity.

3.1.7. Agreement Not in Conflict with Other Instruments; Required Approvals Obtained. The execution, acknowledgement, sealing, delivery, and performance of this Agreement by the Sellers and the consummation of the transactions contemplated by this Agreement will not: (a) violate or require any registration, qualification, consent, approval, or filing under (i) any law, statute, ordinance, rule or regulation (hereinafter collectively referred to as "Laws") of any federal, state or local government (hereinafter collectively referred to as "Governments") or any agency, bureau, commission or instrumentality of any Governments (hereinafter collectively referred to as "Governmental Agencies") or (ii) any judgment, injunction, order, writ or decree of any court, arbitrator, Government or Governmental Agency by which Company or any of its assets or Properties is bound; (b) conflict with, require any consent, approval, or filing under, result in the breach or termination of any provision of, constitute a default under, result in the acceleration of the performance of Company's obligations under, or result in the creation of any claim, security interest, lien, charge, or encumbrance upon any of Company's properties, assets, or businesses pursuant to (i) Company's Charter or Bylaws, (ii) any indenture, mortgage, deed of trust, license, permit, approval, consent, franchise, lease, contract, or other instrument or agreement to which Company is a party or by which Company or any of Company's assets or properties is bound or (iii) any judgment, injunction, order, writ or decree of any court, arbitrator, Government or Governmental Agency by which Company or any of its assets or properties is bound.

3.1.8. Conduct of Business in Compliance with Regulatory and Contractual Requirements. To the Company’s knowledge, Company has conducted and is conducting Company's business in compliance with all applicable Laws of all Governments and Governmental Agencies. To the Company’s knowledge, neither the real or personal properties owned, leased, operated or occupied by Company, nor the use, operation or maintenance thereof: (i) violates any Laws of any Government or Governmental Agency; or (ii) violates any restrictive or similar covenant, agreement, commitment, understanding or arrangement.

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3.1.9. Licenses; Permits; Related Approvals. Company possesses all licenses, permits, consents, approvals, authorizations, qualifications, and orders (hereinafter collectively referred to as "Permits") of all Governments and Governmental Agencies lawfully required to enable Company to conduct Company's business as a corporation in all jurisdictions in which is conducts business. All of the Permits are in full force and effect, and no suspension, modification or cancellation of any of the Permits is pending or threatened. A list of the Permits is attached hereto as Exhibit 3 and incorporated by reference herein.

3.1.10. Legal Proceedings. There is no action, suit, proceeding, claim, arbitration, or investigation by any Government, Governmental Agency or other Person: (i) pending to which Company is a party; (ii) threatened against or relating to Company or any of Company's assets or businesses; (iii) challenging Company's right to execute, acknowledge, seal, deliver, perform under or consummate the transactions contemplated by this Agreement; or (iv) asserting any right with respect to any of the Sellers Shares, and there is no basis for any such action, suit, proceeding, claim, arbitration or investigation.

3.1.11. Financial Statements; Undisclosed Liabilities. Attached hereto as Exhibit 4 and incorporated by reference herein are copies of the Company's unaudited balance sheet as of December 31, 2014 and the Company's unaudited statements of profits and losses for the year ended December 31, 2014 (hereinafter collectively referred to as the "Financial Statements"). Attached hereto as Exhibit 5 and incorporated by reference herein are copies of Company's unaudited balance sheet as of January 31, 2015 and the Company's unaudited statement of profits and losses for the period ended as of January 31, 2015, (hereinafter collectively referred to as the "Interim Statements"). The Financial Statements and the Interim Statements are in accordance with the books and records of Company, are true, correct and complete and accurately present Company's financial position as of the dates set forth therein and the results of Company's operations and changes in Company's financial position for the periods then ended, all in conformity with generally accepted accounting principles applied on a consistent basis during each period and on a basis consistent with that of prior periods. Except: (i) as disclosed in the Financial Statements and the Interim Statements; and (ii) as disclosed in this Agreement, Company has no knowledge of any liabilities or obligations of any nature or kind, whether accrued, absolute, contingent, or otherwise. To the Company’s knowledge, there is no basis for assertion against Company of any claim, liability or obligation not fully disclosed in the Financial Statements and the Interim Statements. All prepaid items set forth in Company's Financial Statements and Interim Statements have been properly accrued.

3.1.12. Tax Matters. Company has duly and timely filed with all appropriate Governmental Agencies, all tax returns, information returns, and reports required to be filed by Company. Except for accruals for payroll taxes payable, income taxes payable, and deferred taxes as set forth in Company's Balance Sheet as of January 31, 2015 (collectively, the "Accrued Taxes"), Company has paid in full all taxes (including taxes withheld from employees' salaries and other withholding taxes and obligations), interest, penalties, assessments and deficiencies owed by Company to all taxing authorities. Complete and correct copies of: (a) the income tax returns of Company since its formation, as filed by Company with the Internal Revenue Service (the "IRS") and all state taxing authorities (collectively, the "Returns"); (b) all audit reports received by Company during the last five years and issued by the IRS or any state taxing authorities; and (c) all consents and agreements entered into by Company during the last five years with the IRS or any state taxing authorities (collectively, the "Tax Agreements") are collectively attached hereto as Exhibit 6 and incorporated by reference herein. Should Company incur any tax liability for the year 2014, Sellers shall be responsible for any such tax liability and shall indemnify and hold harmless Purchaser with respect to any action taken against Purchaser to collect any taxes for the year 2014. Company has not adopted a plan of complete liquidation under the Internal Revenue Code of 1954, as amended (the "Code"), or filed a consent pursuant to Section 341(f) of the Code. Company is not a party to, and is not aware of, any pending or threatened action, suit, proceeding, or assessment against it for the collection of taxes by any Governmental Agency.

3.1.13. Accounts Receivable; Accounts Payable. Company's accounts receivable reflected on Company's Balance Sheet as of January 31, 2015 (the "Balance Sheet") and all accounts receivable arising after the date of the Balance Sheet (collectively, the "Accounts Receivable") are bona

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fide accounts receivable, the full amount of which is actually owing to Company. To the Company’s knowledge, the Accounts Receivable will be fully collectible by the Purchaser within 90 days of the Closing Date, without offset, recoupment, counterclaim, claim or diminution. Company's accounts payable reflected on the Balance Sheet and all accounts payable arising after the date of the Balance Sheet arose from bona fide transactions in the ordinary course of Company's business.

3.1.14. No Real Property. Except as set forth on Exhibit 7 attached hereto and incorporated by reference herein, Company does not own or have any interest in any real estate.

3.1.15. Condition of Personal Property. Attached hereto as Exhibit 8 and incorporated by reference herein is a true, correct and complete list of all personal property, owned by Company or used by Company in the conduct of its business, including, but not limited to, all equipment, machinery and fixtures, (collectively, the "Personal Property"), indicating whether it is owned or the manner in which the Personal Property is otherwise utilized by Company. Company has sole and exclusive, good and merchantable title to all of the Personal Property owned by it, free and clear of all pledges, claims, liens, restrictions, security interests, charges and other encumbrances. All of the Personal Property is in good repair and good operating condition, fit for its intended purposes, and is adequate for the continuation of Company's business.

3.1.16. Certain Contracts. Attached hereto as Exhibit 9 and incorporated by reference herein is a true, correct and complete list and copy of all contracts under which Company is providing services (collectively, the "Service Contracts").

3.1.17. Provider Agreements. Attached hereto as Exhibit 10 and incorporated by reference herein is a true, correct and complete list and copy of all contracts (collectively, the "Provider Agreements") under which certain service providers (collectively, the "Providers") have contracted with Company to provide services, including but not limited to any and all Ad Network agreements between Company and any third party. Each of the Provider Agreements is in full force and effect, is valid and binding upon each of the parties thereto and is fully enforceable by Company against the other party thereto in accordance with its terms. Neither Sellers nor Company has notice of, or any reason to believe that there is or has been any actual, threatened or contemplated termination or modification of any of the Provider Agreements. To the Company’s knowledge, no party to any of the Provider Agreements is in breach of or in default thereunder, nor has any event occurred which, with the lapse of time, notice or election, may become a breach or default by Company or any other party to or under any of the Provider Agreements. The execution, acknowledgement, sealing, delivery, and performance of this Agreement by the Sellers and the consummation of the transaction contemplated by this Agreement: (i) will not result in the breach or termination of or constitute a default under any Provider Agreement; (ii) does not require the consent of any of the Providers; and (iii) will not give any of the Providers the right to terminate any of the Provider Agreements. All payments required to be made by Company pursuant to the Provider Agreements have been paid in full through January 31, 2015. To the Company’s knowledge, the Provider Agreements are in compliance with all applicable Laws of all Governments and Governmental Agencies.

3.1.18. Contracts, Licenses, and Other Agreements. Attached hereto and incorporated by reference herein are the following:

3.1.18.1. Exhibit 11, a true, correct and complete list and copy (or where they are oral, true, correct and complete written summaries) of all leases of Company relating to real property.

3.1.18.2. Exhibit 12, a true, correct and complete list and copy (or where they are oral, true, correct and complete written summaries) of all leases of Company relating to personal property.

3.1.18.3. Exhibit 13, a true, correct and complete list and copy (or where they are oral, true, correct and complete written summaries) of all licenses, franchises, assignments or other agreements of Company relating to trademarks, trade names, patents, copyrights and service marks (or applications therefor), unpatented designs or styles, know-how and technical assistance.

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3.1.18.4. Exhibit 14, a true, correct and complete list and copy (or where they are oral, true, correct and complete written summaries) of all Permits, other than those listed in Exhibit 13, relating to the operation of the business of Company.

3.1.18.5. Exhibit 15, a true, correct and complete list and copy (or where they are oral, true, correct and complete written summaries) of all employment, compensation and consulting agreements, contracts, understandings or arrangements of Company with any officer, director, employee, broker, agent, consultant, salesman or other Person, including the names, starting dates of employment, term of employment, functions and aggregate compensation (including salary, bonuses, commissions and other forms of compensation).

3.1.18.6. Exhibit 16, a true, correct and complete list and copy (or where they are oral, true, correct and complete written summaries) of all agreements of Company for the purchase, sale or lease of goods, materials, supplies, machinery, equipment, capital assets and services having a cost in excess of $5,000 in any one instance or in excess of $ 10,000 in the aggregate.

3.1.18.7. Exhibit 17, a true, correct and complete list and copy (or where they are oral, true, correct and complete written summaries) of all agreements and arrangements, other than those listed in Exhibit 16, which Company has with any supplier, distributor, franchisor, dealer, sales agent, broker, or representative.

3.1.18.8. Exhibit 18, a true, correct and complete list and copy (or where they are oral, true, correct and complete written summaries) of all agreements and arrangements of Company for the borrowing or lending of money, on a secured or unsecured basis, or guaranteeing, indemnifying or otherwise becoming liable for the obligations or liabilities of any other Person;

3.1.18.9. Exhibit 19, a true, correct and complete list and copy (or where they are oral, true, correct and complete written summaries) of all agreements and arrangements of Company for the construction, modification or improvement of any building or structure having a cost in excess of $5,000, or the incurrence of any other capital expenditure involving payments in excess of $10,000.

3.1.18.10. Exhibit 20, a true, correct and complete list and copy (or where they are oral, true, correct and complete written summaries) of all agreements and understandings of Company other than those listed in Exhibits 11 through 19 which are material in nature, involve the payment or receipt, in any 12 month period, of more than $5,000, or have a term of more than 6 months.

To the Company’s knowledge, each of the agreements, arrangements and understandings listed in Exhibits 11 through 20 (hereinafter collectively referred to as the "Commitments") is in full force and effect, is valid and binding upon each of the parties thereto and is fully enforceable by Company against the other party thereto in accordance with its terms. Neither Sellers nor Company has any notice of, or any reason to believe that there is or has been any actual, threatened or contemplated termination or modification of any of the Commitments. To the Company’s knowledge, no party to any of the Commitments is in breach of or in default thereunder, nor has any event occurred which, with the lapse of time, notice or election, may become a breach or default by Company or any other party to or under any of the Commitments. Company has the right to quiet enjoyment of all real properties leased to it for the full term of the lease thereof. The execution, acknowledgement, sealing, delivery, and performance of this Agreement by the Sellers and the consummation of the transactions contemplated by this Agreement: (i) will not result in the breach or termination of or constitute a default under any Commitment; (ii) does not require the consent of any party to any of the Commitments; and (iii) will not give any such party the right to terminate any of the Commitments. All payments required to be made by Sellers, Company or any other party to any of the Commitments pursuant to any of the Commitments have been paid in full through January 31, 2015 . To the Company’s knowledge, the Commitments are in compliance with all applicable Laws of all Governments and Governmental Agencies and there are no Laws of any Government or Governmental Agencies, actions, suits, proceedings, arbitrations, orders, writs, or decrees in any such case existing or proposed, which adversely affect or might adversely affect Company's rights under any of the Commitments.

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3.1.19. Insurance. Attached hereto as Exhibit 21 and incorporated by reference herein is a list of all insurance policies of Company, setting forth with respect to each policy the name of the insurer, a description of the policy, the dollar amount of coverages, the amount of the premium, the date through which all premiums have been paid, and the expiration date. Each insurance policy relating to the insurance referred to in Exhibit 21 is in full force and effect, is valid and enforceable, and Company is not in breach of or in default under any such policy. Neither Sellers nor Company has any notice of or any reason to believe that there is or has been any actual, threatened, or contemplated termination or cancellation of any insurance policy relating to the insurance referred to in Exhibit 21. Attached hereto as Exhibit 22 and incorporated by reference herein is a true, correct and complete list and summary of all claims which have been made under each insurance policy relating to the insurance referred to in Exhibit 21. Company has not failed to give any notice or to present any claim under any insurance policy in a due and timely fashion.

3.1.20. Intentionally omitted, including Exhibit 23.

3.1.21. Intentionally omitted, including Exhibits 24-26.

3.1.22. Employee Relations and Employment Agreements.

3.1.22.1. None of Company's employees is represented by a labor organization. No petition for representation has ever been filed with the National Labor Relations Board (the "NLRB") with respect to Company's employees. Sellers are not aware of any union organizational activity with respect to Company and have no reason to believe that any such activity is being contemplated.

3.1.22.2. To the Company’s knowledge, the Company is not in violation of applicable equal employment opportunity laws, wage and hour laws, occupational safety and health laws, federal labor laws, or any other Laws of any Government or Governmental Agency relating to employment. Sellers have disclosed to the Purchaser the status of all investigations, claims, charges, and employment-related suits or controversies which have occurred with respect to Company within the last 10 years or which are presently pending or threatened with respect to Company under any employment-related Law of any Government or Governmental Agency (including common law). Company has satisfied and performed fully all judgments, decrees, conciliation agreements, or settlement agreements by which it is bound or to which it is subject concerning employment-related matters and each such judgment, decree, or agreement is disclosed on Exhibit 26.

3.1.22.3. Company has not entered into any employment agreement other than those included in Exhibit 15 and all employees can be terminated at will. Company has no contractual obligation or special termination or severance arrangement in respect of any employee.

3.1.22.4. Company has paid all wages due (including all required taxes, insurance, and withholding thereon) through the Closing Date. Exhibit 27 attached hereto and incorporated by reference herein sets forth all accrued vacation, accrued sick leave, and accrued bonuses (including pro rata accruals for a period of a year) due to employees of Company as of the Closing Date.

3.1.22.5. Exhibit 28 attached hereto and incorporated by reference herein sets forth each Company employee's date of hire, position, present salary, amount of bonus paid in the past year, and announced termination date (if any). The Sellers have provided to the Purchaser access to the personnel files and employment records of all Company employees.

3.1.23. Patents; Trademarks; Related Contracts. Attached hereto as Exhibit 29 and incorporated by reference herein, is a true, correct and complete list of all of Company's patents, trademarks, trade names, or trademark or trade name registrations, service marks, copyrights or copyright registrations, and URLs/domain names (those currently in use and currently under consideration for use or acquisition) (the "Proprietary Rights"). To the Company’s knowledge, all of Company's Proprietary Rights are valid, enforceable, in full force and effect and free and clear of any and all security interests, liens, pledges and encumbrances of any nature or kind. Company has not licensed, leased or otherwise assigned, transferred or granted any right to use any of its Proprietary Rights to any other Person, and, to

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the Company’s knowledge, no Person is infringing upon Company's Proprietary Rights. To the Company’s knowledge, the Company has not infringed and is not infringing upon any patent, trademark, trade name, or trademark or trade name registration, service mark, copyright, or copyright registration of any other Person.

3.1.24. Books and Records; Fiscal Year; Method of Accounting. Company has made available to the Purchaser all of its tax, accounting, corporate and financial books and records. The books and records pertaining to Company's business made available to the Purchaser are true, correct and complete, have been maintained on a current basis, and fairly reflect the basis for Company's financial condition and results of operations as set forth in the Financial Statements and the Interim Statements. Company has consistently used the fiscal year ended December 31 as its taxable year, and has consistently used the cash method as its method of accounting for tax purposes.

3.1.25. Bank Accounts and Safe Deposit Arrangements. Attached hereto as Exhibit 30 and incorporated by reference herein is a true, correct and complete list of each checking account, savings account and other bank account and safe deposit box maintained by Company, and the names of all persons authorized to withdraw funds or other property from, or otherwise deal with, such accounts and safe deposit boxes.

3.1.26. Absence of Certain Changes or Events. Since January 31, 2015, except as set forth in Exhibit 31 attached hereto and incorporated by reference herein, Company has not:

3.1.26.1. Incurred any indebtedness, obligation or liability (contingent or otherwise), except normal trade or business obligations incurred in the ordinary course of its business, and none of which exceeds $5,000 in amount.

3.1.26.2. Discharged or satisfied any security interest, lien or encumbrance or paid any indebtedness, obligation or liability (contingent or otherwise), except: (A) current liabilities; and (B) scheduled payments pursuant to obligations under contracts, agreements, or leases listed in Exhibits 11 through 20 hereto.

3.1.26.3. Mortgaged, pledged, or subjected to lien, charge, security interest, or other encumbrance any of its assets or properties.

3.1.26.4. Sold, assigned, transferred, leased, disposed of, or agreed to sell, assign, transfer, lease, or dispose of, any of its assets or properties.

3.1.26.5. Acquired or leased any assets or property of any other Person.

3.1.26.6. Cancelled or compromised any debt or claim.

3.1.26.7. Waived or released any rights.

3.1.26.8. Transferred or granted any rights with respect to know-how or any rights existing under any leases, licenses, agreements, inventions, or any of the Proprietary Rights.

3.1.26.9. Granted or made any contract, agreement, promise or commitment to grant any wage, salary or employee benefit increase to, or entered into any employment contract, bonus, stock option, profit sharing, pension, incentive, retirement or other similar arrangement or plan with, any officer, employee or other Person.

3.1.26.10. Entered into any collective bargaining agreement or made any commitment or incurred any liability to any labor organization.

3.1.26.11. Made any capital expenditure in excess of $5,000 or entered into any commitment therefor.

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3.1.26.12. Suffered any casualty loss or damage, whether or not such loss or damage is or was covered by insurance.

3.1.26.13. Suffered any adverse change in its operations, earnings, assets, liabilities, properties, or business or in its condition (financial or otherwise).

3.1.26.14. Changed the nature of its business or its method of accounting.

3.1.26.15. Other than in the ordinary course of business, entered into any transaction, contract, or commitment.

3.1.26.16. Terminated or modified, or agreed to the termination or modification of, any Service Contract, Participation Agreement or any of the Commitments.

3.1.26.17. Suffered a loss of any supplier or suppliers, which loss (individually or in the aggregate) has had, or may have, an adverse effect on its financial condition, results of operations, business, or prospects.

3.1.26.18. Suffered any material adverse change in its assets or liabilities, in its condition, financial or otherwise, or in its business, properties, earnings or net worth.

3.1.27. Insider Transactions. Attached hereto as Exhibit 32 and incorporated by reference herein is a true, correct and complete list of the following:

3.1.27.1. The amounts and other essential terms of indebtedness or other obligations, agreements, undertakings, liabilities or commitments (contingent or otherwise) of Company to or from any past or present officer, director, member, stockholder or any Person related to, controlling, controlled by or under common control with any of the foregoing (collectively, "Control Persons").

3.1.27.2. All transactions between each Control Person and Company since Company's date of incorporation, and all proposed or contemplated transactions with each Control Person, together with the essential terms thereof.

3.1.28. Adverse Conditions. Sellers have no knowledge of any present or future condition, state of facts or circumstances which has affected or may affect adversely the business of Company or prevent Company from carrying on its business.

3.1.29. Full Disclosure. To the Company’s knowledge, this Agreement (including the Exhibits hereto) does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein not misleading. There is no fact known to Sellers or Company which is not disclosed in this Agreement that materially adversely affects the accuracy of the representations and warranties contained in this Agreement or Company's financial condition, results of operations, business, or prospects.

3.1.30. Intentionally omitted.

3.1.31. No Brokerage. Sellers have not incurred any obligation or liability, contingent or otherwise, for brokerage fees, finder's fees, agent's commissions, or the like in connection with this Agreement or the transactions contemplated hereby.

3.2. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to Sellers that:

3.2.1. Due Organization; Good Standing; Power. The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. The Purchaser has all requisite corporate power to enter into this Agreement and to perform its obligations hereunder.

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3.2.2. Authorization and Validity of Documents. The execution, acknowledgement, sealing, delivery, and performance of this Agreement by the Purchaser, and the consummation by the Purchaser of the transactions contemplated hereby, have been duly and validly authorized by the Purchaser. This Agreement has been duly executed, acknowledged, sealed and delivered by the Purchaser and is a legal, valid, and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

3.2.3. Investment Intent. The Purchaser is acquiring the Sellers’ Shares for investment only, for the Purchaser's own account, and not with a view to, for offer for sale or for sale in connection with, the distribution or transfer thereof. The Purchaser understands that it is acquiring “restricted securities” that may not be offered or sold or transferred by the Purchaser without compliance with the registration requirements of the 1933 Securities and Exchange Act, unless an exemption from registration is available. The Purchaser acknowledges and agrees that the certificate(s) evidencing the Sellers’ Shares so purchased shall bear a customary restrictive transfer legend noted above in Section 3.1.4. The Purchaser acknowledges that its purchase of the Sellers’ Shares involves substantial risks. The Purchaser has such knowledge and experience in ﬁnancial and business matters as to be capable of evaluating the merits and risks of this investment, and make an informed decision to so invest, and has so evaluated the risks and merits of buying the Sellers’ Shares. The Purchaser has had the opportunity to review such disclosures regarding the Company and its business, ﬁnancial condition and its prospects as the Purchaser has determined to be necessary in connection with the acquisition of the Sellers’ Shares. The Purchaser acknowledges that it has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning an investment in the restricted securities, and any additional information that the Purchaser has requested. The Purchaser is not purchasing the restricted shares as a result of any advertisement, article, notice or other communication regarding the restricted shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. The Purchaser is an “accredited investor" as that term is defined in Regulation D promulgated under the 1933 Securities and Exchange Act. The Sellers’ Shares are not being purchased for subdivision or fractionalization thereof; and the Purchaser has no contract, undertaking, agreement or arrangement with any Person to sell, hypothecate, pledge, donate or otherwise transfer (with or without consideration) to any such Person any of the Sellers Shares which the Purchaser is acquiring hereunder, and the Purchaser has no present plans or intention to enter into any such contract, undertaking, agreement or arrangement.

3.2.4. No Brokerage. The Purchaser has not incurred any obligation or liability, contingent or otherwise, for brokerage fees, finder's fees, agent's commissions, or the like in connection with this Agreement or the transactions contemplated hereby.

4. Covenants against Competition.

4.1. McGarrity’s Agreement Not to Compete. The parties hereto acknowledge that following the consummation of the purchase and sale of the Sellers’ Shares contemplated by this Agreement, Purchaser will employ McGarrity as the Purchaser's Chief Information Officer (“CIO”). The Purchaser and McGarrity acknowledge and agree that McGarrity's services will be of a special and unusual character which have a unique value to the Purchaser and Company, the loss of which cannot be adequately compensated by damages in an action at law and, if used in competition with the Purchaser or Company, could cause serious harm to the Purchaser and Company. Further, McGarrity and the Purchaser also recognize that an important part of McGarrity 's duties will be to develop good will for the Purchaser and Company through McGarrity's personal contact with individual and group subscribers of Company's services, Providers, agents and other Persons having business relationships with the Purchaser and Company, and that there is a danger that this good will, a proprietary asset of the Purchaser and Company, may follow McGarrity if and when his relationship with the Purchaser is terminated. Accordingly, McGarrity agrees that McGarrity shall not, during the time period that McGarrity is employed by Purchaser and for a period of two (2) years from the date of the termination of such employment for any reason whatsoever, do any of the following: (i) directly or indirectly, solicit or otherwise contact any Person

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who then receives or is in the process of arranging future receipt of, or at any prior time received, services from Company (a "Subscriber") for the purpose of seeking to obtain any such Subscriber as a subscriber to or beneficiary of a similar business conducted by any Person other than Company; (ii) directly or indirectly employ, hire or otherwise engage the services of or associate in any business with any Provider or other Person who is or has been employed by either the Purchaser or Company, or any Affiliate (as such term is defined in Section 7.2 hereof) of the Purchaser or Company, unless such Provider or other Person shall have ceased to be employed by the Purchaser or Company (as the case may be), or the Affiliate of the Purchaser or Company, for at least one (1) year, or (iii) engage, directly or indirectly, as a proprietor, stockholder, partner, director, officer, employee, consultant, independent contractor or otherwise in the business of providing services in competition with Company in any state or country in which Company provides its services on the date McGarrity's employment with the Purchaser is terminated for any reason whatsoever. McGarrity shall also be subject to such further and additional conditions and restrictions as are included in his employment agreement with Purchaser. Notwithstanding the foregoing, Purchaser acknowledges that McGarrity will maintain an ownership interest in Pilgrim, which will not, in and of itself, be considered a violation of the covenants contained herein. Also notwithstanding the foregoing, McGarrity may be the beneficial owner of less than 5% of the outstanding shares of any series or class of securities of any competitor of the Purchaser, which securities of such series or class are publicly traded in the securities market.

4.2. Palm’s Agreement Not to Compete. The parties hereto acknowledge that following the consummation of the purchase and sale of the Sellers’ Shares contemplated by this Agreement, Palm will continue as an owner and employee of Pilgrim. The Purchaser and Palm acknowledge and agree that Palm has knowledge and experience of a special and unusual character that if used in competition with the Purchaser or Company, could cause serious harm to the Purchaser and Company. Accordingly, Palm agrees that Palm shall not, for a period that is the later of the date that is (i) two (2) years from the date of the termination of any future engagement of Pilgrim by Company; or five (5) years from the date hereof, do any of the following: (i) directly or indirectly, solicit or otherwise contact any Subscriber for the purpose of seeking to obtain any such Subscriber as a subscriber to or beneficiary of a similar business conducted by any Person other than Company; (ii) directly or indirectly employ, hire or otherwise engage the services of or associate in any business with any Provider or other Person who is or has been employed by either the Purchaser or Company, or any Affiliate (as such term is defined in Section 7.2 hereof) of the Purchaser or Company, unless such Provider or other Person shall have ceased to be employed by the Purchaser or Company (as the case may be), or the Affiliate of the Purchaser or Company, for at least one (1) year, or (iii) engage, directly or indirectly, as a proprietor, stockholder, partner, director, officer, employee, consultant, independent contractor or otherwise in the business of providing services in competition with Company in any state or country in which Company provides its services on the date of the termination of any consulting agreement between Company or Purchaser and Pilgrim. Notwithstanding the foregoing, Purchaser acknowledges that Palm will maintain an ownership interest in Pilgrim, which will not, in and of itself, be considered a violation of the covenants contained herein. Also notwithstanding the foregoing, Palm may be the beneficial owner of less than 5% of the outstanding shares of any series or class of securities of any competitor of the Purchaser, which securities of such series or class are publicly traded in the securities market.

4.3 Pilgrim’s Agreement Not to Compete. The parties hereto acknowledge that following the consummation of the purchase and sale of the Sellers’ Shares contemplated by this Agreement, Purchaser may engage Pilgrim from time to time as a consultant to perform various services, including but not limited to certain development services related to digital applications and games. The Purchaser and Pilgrim acknowledge and agree that Pilgrim's services will be of a special and unusual character that have a unique value to the Purchaser and Company, the loss of which cannot be adequately compensated by damages in an action at law and, if used in competition with the Purchaser or Company, could cause serious harm to the Purchaser and Company. Further, Pilgrim and the Purchaser also recognize that an important part of Pilgrim's services will be to develop good will for the Purchaser and Company through Pilgrim’s contact with individual and group subscribers of Company's services, Providers, agents and other Persons having business relationships with the Purchaser and Company, and that there is a danger that this good will, a proprietary asset of the Purchaser and Company, may follow Pilgrim if and when its relationship with the Purchaser is terminated. Accordingly, Pilgrim agrees, regardless of the extent of any

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future engagement of Pilgrim by Company, if any, that Pilgrim shall not, for a period that is the later of the date that is (i) two (2) years from the date of the termination of any future engagement of Pilgrim by Company; or five (5) years from the date hereof, do any of the following: (i) directly or indirectly, solicit or otherwise contact any Subscriber for the purpose of seeking to obtain any such Subscriber as a subscriber to or beneficiary of a similar business conducted by any Person other than Company; (ii) directly or indirectly employ, hire or otherwise engage the services of or associate in any business with any Provider or other Person who is or has been employed by either the Purchaser or Company, or any Affiliate (as such term is defined in Section 7.2 hereof) of the Purchaser or Company, unless such Provider or other Person shall have ceased to be employed by the Purchaser or Company (as the case may be), or the Affiliate of the Purchaser or Company, for at least one (1) year, or (iii) engage, directly or indirectly, as a proprietor, stockholder, partner, director, officer, employee, consultant, independent contractor or otherwise in the business of providing services in competition with Company in any state or country in which Company provides its services on the date of the termination of any consulting agreement between Company or Purchaser and Pilgrim. Notwithstanding the foregoing, Pilgrim may be the beneficial owner of less than 5% of the outstanding shares of any series or class of securities of any competitor of the Purchaser, which securities of such series or class are publicly traded in the securities market.

4.4 Business of Company and Purchaser. Specifically for purposes of the covenants contained in this Section 4, the phrase “in the business of providing services in competition with Company” shall be defined as the monetization of: (i) websites and/or (ii) applications/games for mobile devices and computers; through the use of ad networks and the acquisition of websites and/or companies owning such websites and applications/games for such purpose. In the event, McGarrity, Palm or Pilgrim are approached by any Person requesting that any such services be performed, the party being approached shall immediately inform Purchaser and Company in writing of the services sought and the nature of the websites and/or applications/games for which such services will be provided so that Purchaser may determine whether providing such services would be a violation of the above covenants. Purchaser shall make such determination within a reasonable amount of time and shall act in good faith with respect thereto. McGarrity, Palm and/or Pilgrim shall not agree to provide any such services to anyone other than Purchaser without the express written consent of Purchaser.

4.5. Enforceability. The Parties hereto agree that to the extent that any provision or portion of Section 4 of this Agreement shall be held, found or deemed to be unreasonable, unlawful or unenforceable by a court of competent jurisdiction, then any such provision or portion thereof shall be deemed to be modified to the extent necessary in order that any such provision or portion thereof shall be legally enforceable to the fullest extent permitted by applicable law (as hereinafter defined in Section 7.11 of this Agreement); and the parties hereto do further agree that any court of competent jurisdiction shall, and the parties hereto do hereby expressly authorize, request and empower any court of competent jurisdiction to, enforce any such provision or portion thereof or to modify any such provision or portion thereof in order that any such provision or portion thereof shall be enforced by such court to the fullest extent permitted by applicable law.

4.6. Right to Enjoin. As the violation by McGarrity, Palm and/or Pilgrim of the provisions of Sections 4.1, 4.2 and/or 4.3 of this Agreement would cause irreparable injury to the Purchaser and Company, and there is no adequate remedy at law for such violation, the Purchaser and Company shall have the right, in addition to any other remedies available at law or in equity, to enjoin McGarrity, Palm and/or Pilgrim in a court of equity from violating such provisions.

5. Additional Covenants of the Parties. At the Closing on the Closing Date:

5.1. Intentionally omitted, including Exhibit 33.

5.2. Intentionally omitted, including Exhibit 34.

5.3. Intentionally omitted, including Exhibits 35 and 36.

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5.4. McGarrity's Employment by Company. McGarrity shall agree to serve as Purchaser's Chief Information Officer in accordance with the terms of and by executing, acknowledging, sealing and delivering an agreement in the form attached hereto as Exhibit 37 and incorporated by reference herein.

5.5. Resignations of Officers and Directors of Company. The resignation of each of Company's officers and directors effective at the Closing on the Closing Date in the form attached hereto as Exhibit 38 and incorporated by reference herein shall have been executed and delivered to Purchaser by each such officer and director.

6. Indemnification.

6.1. The Sellers shall defend, indemnify and hold harmless the Purchaser, its officers, directors, stockholders, agents, servants and employees, and their respective heirs, personal and legal representatives, guardians, successors and assigns, from and against any and all claims, threats, liabilities, taxes, interest, fines, penalties, suits, actions, proceedings, demands, damages, losses, costs and expenses (including attorneys' and experts' fees and court costs) of every kind and nature arising out of, resulting from, or in connection with:

6.1.1. Any misrepresentation or breach by Sellers or any of Sellers of any representation or warranty contained in this Agreement.

6.1.2. Any non-fulfillment, failure to comply or breach by Sellers or any of Sellers of or with any covenant, promise or agreement of the Sellers or any of Sellers contained in this Agreement.

6.1.3. Any act, matter or thing prior to the Closing Date that would otherwise be the responsibility of Sellers or of Company except for any act of Purchaser that violates the restrictions set forth in Section 3.1.4 above.

6.1.4 Any 2014 tax liabilities of Company.

6.2. Indemnification by Purchaser. Purchaser shall defend, indemnify and hold harmless the Sellers and their respective heirs, personal and legal representatives, guardians, successors and assigns, from and against any and all claims, threats, liabilities, taxes, interest, fines, penalties, suits, actions, proceedings, demands, damages, losses, costs and expenses (including attorneys' and experts' fees and court costs) of every kind and nature arising out of, resulting from, or in connection with:

6.2.1. Any misrepresentation, omission or breach by Purchaser of any representation or warranty contained in this Agreement.

6.2.2. Any non-fulfillment, failure to comply or breach by the Purchaser of or with any covenant, promise or agreement of the Purchaser contained in this Agreement.

6.2.3. Any act, matter or thing that violates the restrictions set forth in Section 3.1.4 above.

7. Miscellaneous.

7.1. Survival of Representations, Warranties, and Agreements. All of the representations, warranties, covenants, promises and agreements of the parties contained in this Agreement (or in any document delivered or to be delivered pursuant to this Agreement or in connection with the Closing) shall survive the execution, acknowledgement, sealing and delivery of this Agreement and the consummation of the transactions contemplated hereby.

7.2. Certain Definitions. As used throughout this Agreement, the following terms have the following meanings:

"Affiliate" has the meaning ascribed to such term in Rule 405 promulgated under the Securities Act, as such rule is in effect on the date hereof.

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"Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S. C. Section 101 et seq., and all future acts supplemental thereto or amendatory thereof.

"Person" means an individual, partnership, corporation, trust, unincorporated organization, government, or agency or political subdivision of a government.

"SEC" means the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act or the Exchange Act.

"Securities Act" means the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the relevant time.

7.3. Notices. All notices, requests, demands, consents, and other communications which are required or may be given under this Agreement (collectively, the "Notices") shall be in writing and shall be given either: (a) by personal delivery against a receipted copy; or (b) by certified or registered U.S. mail, return receipt requested, postage prepaid, to the following addresses:

(i) If to Sellers:
Mark McGarrity 101 Creekstone Blvd, Suite 103 Franklin, TN 37064	Kennen Palm 101 Creekstone Blvd, Suite 103 Franklin, TN 37064
with a copy to:
Lisa Bashinsky, Esquire Hall Booth Smith, PC 424 Church Street, Suite 2900 Nashville, TN 37219

(ii) If to the Purchaser:
Eat At Joe’s, Ltd. Attn: Joseph Fiore, Chairman 670 White Plains Road, Suite 120 Scarsdale, NY 10583

with a copy to:
Tad Mailander, Esquire 835 5th Avenue San Diego, CA 92101

or to such other address of which written notice in accordance with this Section 7.3 shall have been provided by such party. Notices may only be given in the manner hereinabove described in this Section 7.3 and shall be deemed received when given in such manner.

7.4. Entire Agreement. This Agreement (including the Exhibits hereto) constitutes the full, entire and integrated agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, correspondence, understandings and agreements among the parties hereto respecting the subject matter hereof.

7.5. Assignability. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto; provided, however, that the Purchaser may, without the prior written consent of any other party, assign its interest in this Agreement to any Affiliate of the Purchaser if

15

such Affiliate undertakes to perform the Purchaser's obligations hereunder that shall have been so assigned, and upon, from and after such assignment the Purchaser shall have no further liabilities, obligations or duties in respect of the rights, obligations and duties so assigned.

7.6. Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto, each other Person who is indemnified under any provision of this Agreement, and their respective heirs, personal and legal representatives, guardians, successors and, in the case of Purchaser, its permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights, remedies, obligations, or liabilities.

7.7. Severability. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability, without invalidating or rendering unenforceable the remaining provisions of this Agreement.

7.8. Amendment; Waiver. No provision of this Agreement may be amended, waived, or otherwise modified without the prior written consent of all of the parties hereto. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement herein contained. The waiver by any party hereto of a breach of any provision or condition contained in this Agreement shall not operate or be construed as a waiver of any subsequent breach or of any other conditions hereof.

7.9. Section Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

7.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

7.11. Applicable Law; Jurisdiction; Venue. This Agreement is made and entered into, and shall be governed by and construed in accordance with, the laws of the State of Colorado.

7.11.1 Jury Waiver. THE PARTIES HERETO AGREE TO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTER-CLAIM BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO IN ANY MANNERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES AND/OR ANY CLAIM OF INJURY OR DAMAGE, AND ANY STATUTORY REMEDY RELATED THERETO OR TO THIS AGREEMENT.

7.11.2 Attorneys’ Fees. If any of the parties hereto shall commence any action or proceeding against any or all of the other parties that arises out of the provisions hereof or to recover damages as the result of the alleged breach of any of the provisions hereof, the prevailing party therein shall be entitled to recover from the non-prevailing party (and the court shall award to the prevailing party) all reasonable costs incurred in connection therewith, including reasonable attorneys’ fees

7.12. Remedies. The parties hereto acknowledge that the Sellers’ Shares are unique; that any claim for monetary damages may not constitute an adequate remedy; and that it may therefore be necessary for the protection of the parties and to carry out the terms of this Agreement to apply for the specific performance of the provisions hereof. It is accordingly hereby agreed by all parties that no objection to the form of the action or the relief prayed for in any proceeding for specific performance of this Agreement shall be raised by any party, in order that such relief may be expeditiously obtained by an aggrieved party. All parties may proceed to protect and enforce their rights hereunder by a suit in equity, transaction at law or other appropriate proceeding, whether for specific performance or for an injunction against a violation of the terms hereof or in aid of the exercise of any right, power or remedy granted hereunder or by law, equity or statute or otherwise. No course of dealing and no delay on the part of any party hereto in exercising any right, power or remedy shall operate as a waiver thereof or otherwise

16

prejudice its rights, powers or remedies, and no right, power or remedy conferred hereby shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

7.13. Further Assurances. The Sellers jointly and severally agree to execute, acknowledge, seal and deliver, after the date hereof, without additional consideration, such further assurances, instruments and documents, and to take such further actions, as the Purchaser may request in order to fulfill the intent of this Agreement and the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement under seal, with the intention of making it a sealed instrument, on the date first above written.

WITNESS:	SELLERS:

Mark McGarrity
By:_____________________________ By:______________________________	By:_________________________________ Mark McGarrity Material Definitive Agreement KENNEN PALM By:__________________________________
By: ______________________________	Kennen Palm PILGRIM CONSULTING SERVICES, INC. By: ________________________________ Kennen Palm, President

ATTEST:	PURCHASER:
Eat At Joe’s, Ltd.
By:_____________________________	By:________________________________
James Mylock, Secretary	James R. Thompson, President

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CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") dated this 15th day of October, 2014

BETWEEN

Franklin Networks, Inc. of 2550 Merridian Blvd STE 200, Franklin, Tennessee
(the "Customer")

- AND -

Pilgrim Consulting, Inc. of 101 Creekstone Blvd STE 103, Franklin, Tennessee
(the "Consultant").

BACKGROUND:

A. The Customer is of the opinion that the Consultant has the necessary qualifications, experience and abilities to provide services to the Customer.

B. The Consultant is agreeable to providing such services to the Customer on the terms and conditions set out in this Agreement.

IN CONSIDERATION OF the matters described above and of the mutual benefits and obligations set forth in this Agreement, the receipt and sufficiency of which consideration is hereby acknowledged, the Customer and the Consultant (individually the "Party" and collectively the "Parties" to this Agreement) agree as follows:

Services Provided

1. The Customer hereby agrees to engage the Consultant to provide the Customer with services (the "Services") consisting of:

    - The creation and maintenance of custom software solutions.

2. The Services will also include any other tasks which the Parties may agree on. The Consultant hereby agrees to provide such Services to the Customer.

Term of Agreement

3. The term of this Agreement (the "Term") will begin on the date of this Agreement and will remain in full force and effect indefinitely until terminated as provided in this Agreement.

4. In the event that either Party wishes to terminate this Agreement, that Party will be required to provide 30 days notice to the other Party.

5. Except as otherwise provided in this Agreement, the obligations of the Consultant will end upon the termination of this Agreement.

Performance

6. The Parties agree to do everything necessary to ensure that the terms of this Agreement take effect.

Currency

7. Except as otherwise provided in this Agreement, all monetary amounts referred to in this Agreement are in USD (US Dollars).

Compensation

8. For the services rendered by the Consultant as required by this Agreement, the Customer will provide compensation (the "Compensation") to the Consultant as follows:

    - The Customer will pay the Consultant According to the terms of the Statement Of Work for each phase of the project.

9. The Compensation will be payable upon completion of the Services.

Reimbursement of Expenses

10. The Consultant will be reimbursed from time to time for all reasonable and necessary expenses incurred by the Consultant in connection with providing the Services hereunder.

11. The Consultant will furnish statements and vouchers to the Customer for all such expenses.

Confidentiality

12. Confidential information (the "Confidential Information") refers to any data or information relating to the business of the Customer which would reasonably be considered to be proprietary to the Customer including, but not limited to, accounting records, business processes, and client records and that is not generally known in the industry of the Customer and where the release of that Confidential Information could reasonably be expected to cause harm to the Customer.

13. The Consultant agrees that they will not disclose, divulge, reveal, report or use, for any purpose, any Confidential Information which the Consultant has obtained, except as authorized by the Customer. This obligation will end on the termination of this Agreement.

14. All written and oral information and material disclosed or provided by the Customer to the Consultant under this Agreement is Confidential Information regardless of whether it was provided before or after the date of this Agreement or how it was provided to the Consultant.

Return of Property

15. Upon the expiry or termination of this Agreement, the Consultant will return to the Customer any property, documentation, records, or Confidential Information which is the property of the Customer.

Capacity/Independent Contractor

MM LP

16. In providing the Services under this Agreement it is expressly agreed that the Consultant is acting as an independent contractor and not as an employee. The Consultant and the Customer acknowledge that this Agreement does not create a partnership or joint venture between them, and is exclusively a contract for service.

Notice

17. All notices, requests, demands or other communications required or permitted by the terms of this Agreement will be given in writing and delivered to the Parties of this Agreement as follows:

    a. Franklin Networks, Inc.
    2550 Merridian Blvd STE 200
    Franklin, Tennessee, 37067
    Email: admin@franklinnetworks.com

    b. Pilgrim Consulting, Inc.
    101 Creekstone Blvd STE 103
    Franklin, Tennessee, 37064
    Email: sales@pilgrimconsulting.com

or to such other address as any Party may from time to time notify the other.

Indemnification

18. Each Party to this Agreement will indemnify and hold harmless the other Party, as permitted by law, from and against any and all claims, losses, damages, liabilities, penalties, punitive damages, expenses, reasonable legal fees and costs of any kind or amount whatsoever to the extent that any of the foregoing is directly or proximately caused by the negligent or wilful acts or omissions of the indemnifying Party or its agents or representatives and which result from or arise out of the indemnifying Party's participation in this Agreement. This indemnification will survive the termination of this Agreement.

Insurance

19. The Consultant will be required to maintain general liability insurance including coverage for bodily injury and property damage at a level that would be considered reasonable in the industry of the Consultant based on the risk associated with characteristics of this Agreement and only to the extent permitted by law. All insurance policies will remain materially unchanged for the duration of this Agreement.

Limitation of Liability

20. It is understood and agreed that the Consultant will not be liable to the Customer, or any agent or associate of the Customer, for any mistake or error in judgment or for any act or omission done in good faith and believed to be within the scope of authority conferred or implied by this Agreement.

Dispute Resolution

21. In the event a dispute arises out of or in connection with this Agreement, the Parties will attempt to resolve the dispute through friendly consultation.

22. If the dispute is not resolved within a reasonable period then any or all outstanding issues may be submitted to mediation in accordance with any statutory rules of mediation. If mediation is unavailable or is not successful in resolving the entire dispute, any outstanding issues will be submitted to final and binding arbitration in accordance with the laws of the State of Tennessee. The arbitrator's award will be final, and judgment may be entered upon it by any court having jurisdiction within the State of Tennessee.

Modification of Agreement

23. Any amendment or modification of this Agreement or additional obligation assumed by either Party in connection with this Agreement will only be binding if evidenced in writing signed by each Party or an authorized representative of each Party.

Time of the Essence

MM CP

24. Time is of the essence in this Agreement. No extension or variation of this Agreement will operate as a waiver of this provision.

Assignment

25. The Consultant will not voluntarily or by operation of law assign or otherwise transfer its obligations under this Agreement without the prior written consent of the Customer.

Entire Agreement

26. It is agreed that there is no representation, warranty, collateral agreement or condition affecting this Agreement except as expressly provided in this Agreement.

Enurement

27. This Agreement will enure to the benefit of and be binding on the Parties and their respective heirs, executors, administrators, successors and permitted assigns.

Titles/Headings

28. Headings are inserted for the convenience of the Parties only and are not to be considered when interpreting this Agreement.

Gender

29. Words in the singular mean and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.

Governing Law

30. It is the intention of the Parties to this Agreement that this Agreement and the performance under this Agreement, and all suits and special proceedings under this Agreement, be construed in accordance with and governed, to the exclusion of the law of any other forum, by the laws of the State of Tennessee, without regard to the jurisdiction in which any action or special proceeding may be instituted.

Severability

31. In the event that any of the provisions of this Agreement are held to be invalid or unenforceable in whole or in part, all other provisions will nevertheless continue to be valid and enforceable with the invalid or unenforceable parts severed from the remainder of this Agreement.

Waiver

32. The waiver by either Party of a breach, default, delay or omission of any of the provisions of this Agreement by the other Party will not be construed as a waiver of any subsequent breach of the same or other provisions.

IN WITNESS WHEREOF the Parties have duly affixed their signatures under hand and seal on this 15th day of October 2014.

Franklin Networks, Inc. (Customer)

Per: ______________________

(SEAL)

Pilgrim Consulting, Inc. (Consultant)

Per: ______________________

(SEAL)

EMPLOYMENT CONTRACT

THIS EMPLOYMENT CONTRACT dated this 15th day of October, 2014

BETWEEN:

Franklin Networks, Inc. of 2550 Merridian Blvd STE 200, Franklin, TN 37067
(the "Employer")

OF THE FIRST PART

- AND -

Brian Stachurski, Sr. of 3114 Tristan Dr., Franklin, TN 37064
(the "Employee")

OF THE SECOND PART

BACKGROUND:

A. The Employer is of the opinion that the Employee has the necessary qualifications, experience and abilities to assist and benefit the Employer in its business.

B. The Employer desires to employ the Employee and the Employee has agreed to accept and enter such employment upon the terms and conditions set out in this Agreement.

IN CONSIDERATION OF the matters described above and of the mutual benefits and obligations set forth in this Agreement, the receipt and sufficiency of which consideration is hereby acknowledged, the parties to this Agreement agree as follows:

Commencement Date and Term

1. The Employee will commence permanent full-time employment with the Employer on the 15th day of October 2014 (the "Commencement Date").

Job Title and Description

2. The Employer agrees to employ the Employee as a Director of Content Strategy and Execution.

3. The Employee agrees to be employed on the terms and conditions set out in this Agreement. The Employee agrees to be subject to the general supervision of and act pursuant to the orders, advice and direction of the Employer.

4. The Employee will perform any and all duties that are reasonable and that are customarily performed by a person holding a similar position in the industry or business of the Employer.

5. The Employer cannot unilaterally and significantly change the Employee's job title or duties. The Employer may make changes to the job title or duties of the Employee where the changes would be considered reasonable for a similar position in the industry or business of the Employer. The Employee's job title or duties may be changed by agreement and with the approval of both the Employee and the Employer.

6. The Employee agrees to abide by the Employer's rules, regulations, and practices, including those concerning work schedules, vacation and sick leave, as they may from time to time be adopted or modified.

Employee Compensation

7. Compensation paid to the Employee for the services rendered by the Employee as required by this Agreement (the "Compensation") will consist of a salary set from time to time in accordance with the Employer's policy while this Agreement is in force. The Employer is entitled to deduct from the Employee's Compensation, or from any other compensation in whatever form, any applicable deductions and remittances as required by law.

8. The Employee understands and agrees that any additional compensation paid to the Employee in the form of bonuses or other similar incentive compensation will rest in the sole discretion of the Employer and that the Employee will not earn or accrue any right to incentive compensation by reason of the Employee's employment.

9. The Employer will reimburse the Employee for all reasonable expenses, in accordance with the Employer's policy as in effect from time to time, including but not limited to, any travel and entertainment expenses incurred by the Employee in connection with the business of the Employer. Expenses will be paid within a reasonable time after submission of acceptable supporting documentation.

Place of Work

10. The Employee's primary place of work will be at the following location:

    - 2550 Merridian Blvd STE 200, Franklin, TN 37067

Employee Benefits

11. The Employee will be entitled to only those additional benefits that are currently available as described in the Employer's employment booklets and manuals or as required by law.

12. Employer discretionary benefits are subject to change, without compensation, upon the Employer providing the Employee with 60 days written notice of that change and providing that any change to those benefits is taken generally with respect to other employees and does not single out the Employee.

Vacation

13. The Employee will be entitled to two weeks of paid vacation each year during the term of this Agreement, or as entitled by law, whichever is greater.

14. The times and dates for any vacation will be determined by mutual agreement between the Employer and the Employee.

15. Upon termination of employment, the Employer will pay compensation to the Employee for any accrued and unused vacation days.

Duty to Devote Full Time

16. The Employee agrees to devote full-time efforts, as an employee of the Employer, to the employment duties and obligations as described in this Agreement.

Conflict of Interest

17. During the term of the Employee's active employment with the Employer, it is understood and agreed that any business opportunity relating to or similar to the Employer's actual or reasonably anticipated business opportunities (with the exception of personal investments in less than 5% of the equity of a business, investments in established family businesses, real estate, or investments in stocks and bonds traded on public stock exchanges) coming to the attention of the Employee, is an opportunity belonging to the Employer. Therefore. the Employee will advise the Employer of the opportunity and cannot pursue the opportunity. directly or indirectly, without the written consent of the Employer, which consent will not be unreasonably withheld.

18. During the term of the Employee's active employment with the Employer, the Employee will not, directly or indirectly, engage or participate in any other business activities that the Employer, in its reasonable discretion, determines to be in conflict with the best interests of the Employer without the written consent of the Employer, which consent will not be unreasonably withheld.

Contract Binding Authority

19. Notwithstanding any other term or condition expressed or implied in this Agreement to the contrary, the Employee will not have the authority to enter into any contracts or commitments for or on the behalf of the Employer without first obtaining the express written consent of the Employer.

Termination Due to Discontinuance of Business

20. Notwithstanding any other term or condition expressed or implied in this Agreement, in the event that the Employer will discontinue operating its business at the location where the Employee is employed, then, at the Employer's sole option, and as permitted by law, this Agreement will terminate as of the last day of the month in which the Employer ceases operations at such location with the same force and effect as if such last day of the month were originally set as the Termination Date of this Agreement.

Termination of Employment

21. Where the Employee has breached any reasonable term of this Agreement or where there is just cause for termination, the Employer may terminate the Employee's employment without notice, as permitted by law.

22. The Employee and the Employer agree that reasonable and sufficient notice of termination of employment by the Employer is the greater of four (4) weeks or any minimum notice required by law.

23. If the Employee wishes to terminate this employment with the Employer, the Employee will provide the Employer with notice of two (2) weeks. As an alternative, if the Employee co-operates with the training and development of a replacement, then sufficient notice is given if it is sufficient notice to allow the Employer to find and train the replacement.

24. The Termination Date specified by either the Employee or the Employer may expire on any day of the month and upon the Termination Date the Employer will forthwith pay to the Employee any outstanding portion of the wage, accrued vacation and banked time, if any, calculated to the Termination Date.

25. Once notice has been given by either party for any reason, the Employee and the Employer agree to execute their duties and obligations under this Agreement diligently and in good faith through to the end of the notice period. The Employer may not make any changes to wages, wage rate, or any other term or condition of this Agreement between the time termination notice is given through to the end of the notice period.

Remedies

26. In the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Employee agrees that the Employer is entitled to a permanent injunction, in addition to and not in limitation of any other rights and remedies available to the Employer at law or in equity, in order to prevent or restrain any such breach by the Employee or by the Employee's partners, agents, representatives, servants, employees, and/or any and all persons directly or indirectly acting for or with the Employee.

Severability

27. The Employer and the Employee acknowledge that this Agreement is reasonable, valid and enforceable. However, if any term, covenant, condition or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties' intent that such provision be changed in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Agreement will in no way be affected, impaired or invalidated as a result.

Notices

28. Any notices, deliveries, requests, demands or other communications required here will be deemed to be completed when hand-delivered, delivered by agent, or seven (7) days after being placed in the post, postage prepaid, to the parties at the following addresses or as the parties may later designate in writing:

- **Employer:**

  Name: Franklin Networks, Inc.

  Address: 2550 Merridian Blvd STE 200, Franklin, TN 37067

  Email: admin@franklinnetworks.com

- **Employee:**

  Name: Brian Stachurski, Sr.

  Address: 3114 Tristan Dr., Franklin, TN 37064

  Email: bstachurski@gmail.com

Modification of Agreement

29. Any amendment or modification of this Agreement or additional obligation assumed by either party in connection with this Agreement will only be binding if evidenced in writing signed by each party or an authorized representative of each party.

Governing Law

30. This Agreement will be construed in accordance with and governed by the laws of the state of Tennessee.

General Provisions

31. Time is of the essence in this Agreement.

32. Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Agreement. Words in the singular mean and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.

33. No failure or delay by either party to this Agreement in exercising any power, right or privilege provided in this Agreement will operate as a waiver, nor will any single or partial exercise of such rights, powers or privileges preclude any further exercise of them or the exercise of any other right, power or privilege provided in this Agreement.

34. This Agreement will inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns, as the case may be, of the Employer and the Employee.

35. This Agreement may be executed in counterparts. Facsimile signatures are binding and are considered to be original signatures.

36. This Agreement constitutes the entire agreement between the parties and there are no further items or provisions, either oral or written. The parties to this Agreement stipulate that neither of them has made any representations with respect to the subject matter of this Agreement except such representations as are specifically set forth in this Agreement.

IN WITNESS WHEREOF, the parties have duly affixed their signatures under hand and seal on this 11th day of February, 2015.

EMPLOYER:

Franklin Networks, Inc.

Per: ______________________ (SEAL)

EMPLOYEE:

____

Brian Stachurski, Sr.

EMPLOYMENT CONTRACT

THIS EMPLOYMENT CONTRACT dated this 2nd day of January, 2015

BETWEEN:

Franklin Networks, Inc. of 2550 Merridian Blvd STE 200, Franklin, TN 37067
(the "Employer")

OF THE FIRST PART

- AND -

Mark McGarrity of 5016 Spedale CT #252, Spring Hill, TN 37174
(the "Employee")

OF THE SECOND PART

BACKGROUND:

A. The Employer is of the opinion that the Employee has the necessary qualifications, experience and abilities to assist and benefit the Employer in its business.

B. The Employer desires to employ the Employee and the Employee has agreed to accept and enter such employment upon the terms and conditions set out in this Agreement.

IN CONSIDERATION OF the matters described above and of the mutual benefits and obligations set forth in this Agreement, the receipt and sufficiency of which consideration is hereby acknowledged, the parties to this Agreement agree as follows:

Commencement Date and Term

1. The Employee will commence permanent full-time employment with the Employer on the 15th day of October 2014 (the "Commencement Date").

Job Title and Description

2. The Employer agrees to employ the Employee as a Director of Content Strategy and Execution.

3. The Employee agrees to be employed on the terms and conditions set out in this Agreement. The Employee agrees to be subject to the general supervision of and act pursuant to the orders, advice and direction of the Employer.

4. The Employee will perform any and all duties that are reasonable and that are customarily performed by a person holding a similar position in the industry or business of the Employer.

5. The Employer cannot unilaterally and significantly change the Employee's job title or duties. The Employer may make changes to the job title or duties of the Employee where the changes would be considered reasonable for a similar position in the industry or business of the Employer. The Employee's job title or duties may be changed by agreement and with the approval of both the Employee and the Employer.

6. The Employee agrees to abide by the Employer's rules, regulations, and practices, including those concerning work schedules, vacation and sick leave, as they may from time to time be adopted or modified.

Employee Compensation

7. Compensation paid to the Employee for the services rendered by the Employee as required by this Agreement (the "Compensation") will consist of a salary set from time to time in accordance with the Employer's policy while this Agreement is in force. The Employer is entitled to deduct from the Employee's Compensation, or from any other compensation in whatever form, any applicable deductions and remittances as required by law.

8. The Employee understands and agrees that any additional compensation paid to the Employee in the form of bonuses or other similar incentive compensation will rest in the sole discretion of the Employer and that the Employee will not earn or accrue any right to incentive compensation by reason of the Employee's employment.

9. The Employer will reimburse the Employee for all reasonable expenses, in accordance with the Employer's policy as in effect from time to time, including but not limited to, any travel and entertainment expenses incurred by the Employee in connection with the business of the Employer. Expenses will be paid within a reasonable time after submission of acceptable supporting documentation.

Place of Work

10. The Employee's primary place of work will be at the following location:

    - 2550 Merridian Blvd STE 200, Franklin, TN 37067

Employee Benefits

11. The Employee will be entitled to only those additional benefits that are currently available as described in the Employer's employment booklets and manuals or as required by law.

12. Employer discretionary benefits are subject to change, without compensation, upon the Employer providing the Employee with 60 days written notice of that change and providing that any change to those benefits is taken generally with respect to other employees and does not single out the Employee.

Vacation

13. The Employee will be entitled to two weeks of paid vacation each year during the term of this Agreement, or as entitled by law, whichever is greater.

14. The times and dates for any vacation will be determined by mutual agreement between the Employer and the Employee.

15. Upon termination of employment, the Employer will pay compensation to the Employee for any accrued and unused vacation days.

Duty to Devote Full Time

16. The Employee agrees to devote full-time efforts, as an employee of the Employer, to the employment duties and obligations as described in this Agreement.

Conflict of Interest

17. During the term of the Employee's active employment with the Employer, it is understood and agreed that any business opportunity relating to or similar to the Employer's actual or reasonably anticipated business opportunities (with the exception of personal investments in less than 5% of the equity of a business, investments in established family businesses, real estate, or investments in stocks and bonds traded on public stock exchanges) coming to the attention of the Employee, is an opportunity belonging to the Employer. Therefore, the Employee will advise the Employer of the opportunity and cannot pursue the opportunity, directly or indirectly, without the written consent of the Employer, which consent will not be unreasonably withheld.

18. During the term of the Employee's active employment with the Employer, the Employee will not, directly or indirectly, engage or participate in any other business activities that the Employer, in its reasonable discretion, determines to be in conflict with the best interests of the Employer without the written consent of the Employer, which consent will not be unreasonably withheld.

Contract Binding Authority

19. Notwithstanding any other term or condition expressed or implied in this Agreement to the contrary, the Employee will not have the authority to enter into any contracts or commitments for or on the behalf of the Employer without first obtaining the express written consent of the Employer.

Termination Due to Discontinuance of Business

20. Notwithstanding any other term or condition expressed or implied in this Agreement, in the event that the Employer will discontinue operating its business at the location where the Employee is employed, then, at the Employer's sole option, and as permitted by law, this Agreement will terminate as of the last day of the month in which the Employer ceases operations at such location with the same force and effect as if such last day of the month were originally set as the Termination Date of this Agreement.

Termination of Employment

21. Where the Employee has breached any reasonable term of this Agreement or where there is just cause for termination, the Employer may terminate the Employee's employment without notice, as permitted by law.

22. The Employee and the Employer agree that reasonable and sufficient notice of termination of employment by the Employer is the greater of four (4) weeks or any minimum notice required by law.

23. If the Employee wishes to terminate this employment with the Employer, the Employee will provide the Employer with notice of two (2) weeks. As an alternative, if the Employee co-operates with the training and development of a replacement, then sufficient notice is given if it is sufficient notice to allow the Employer to find and train the replacement.

24. The Termination Date specified by either the Employee or the Employer may expire on any day of the month and upon the Termination Date the Employer will forthwith pay to the Employee any outstanding portion of the wage, accrued vacation and banked time, if any, calculated to the Termination Date.

25. Once notice has been given by either party for any reason, the Employee and the Employer agree to execute their duties and obligations under this Agreement diligently and in good faith through to the end of the notice period. The Employer may not make any changes to wages, wage rate, or any other term or condition of this Agreement between the time termination notice is given through to the end of the notice period.

Remedies

26. In the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Employee agrees that the Employer is entitled to a permanent injunction, in addition to and not in limitation of any other rights and remedies available to the Employer at law or in equity, in order to prevent or restrain any such breach by the Employee or by the Employee's partners, agents, representatives, servants, employees, and/or any and all persons directly or indirectly acting for or with the Employee.

Severability

27. The Employer and the Employee acknowledge that this Agreement is reasonable, valid and enforceable. However, if any term, covenant, condition or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties' intent that such provision be changed in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Agreement will in no way be affected, impaired or invalidated as a result.

Notices

28. Any notices, deliveries, requests, demands or other communications required here will be deemed to be completed when hand-delivered, delivered by agent, or seven (7) days after being placed in the post, postage prepaid, to the parties at the following addresses or as the parties may later designate in writing:

- **Employer:**

  Name: Franklin Networks, Inc.

  Address: 2550 Merridian Blvd STE 200, Franklin, TN 37067

  Email: admin@franklinnetworks.com

- **Employee:**

  Name: Mark McGarrity

  Address: 5016 Spedale Ct #252, Spring Hill, TN 37174

  Email: mark@franklinnetworks.com

Modification of Agreement

29. Any amendment or modification of this Agreement or additional obligation assumed by either party in connection with this Agreement will only be binding if evidenced in writing signed by each party or an authorized representative of each party.

Governing Law

30. This Agreement will be construed in accordance with and governed by the laws of the state of Tennessee.

General Provisions

31. Time is of the essence in this Agreement.

32. Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Agreement. Words in the singular mean and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.

33. No failure or delay by either party to this Agreement in exercising any power, right or privilege provided in this Agreement will operate as a waiver, nor will any single or partial exercise of such rights, powers or privileges preclude any further exercise of them or the exercise of any other right, power or privilege provided in this Agreement.

34. This Agreement will inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns, as the case may be, of the Employer and the Employee.

35. This Agreement may be executed in counterparts. Facsimile signatures are binding and are considered to be original signatures.

36. This Agreement constitutes the entire agreement between the parties and there are no further items or provisions, either oral or written. The parties to this Agreement stipulate that neither of them has made any representations with respect to the subject matter of this Agreement except such representations as are specifically set forth in this Agreement.

IN WITNESS WHEREOF, the parties have duly affixed their signatures under hand and seal on this 11th day of February, 2015.

EMPLOYER:

Franklin Networks, Inc.

Per: ____________________ (SEAL)

EMPLOYEE:

____

Mark McGarrity

Exhibit 28

Employee Name: Brian Stachurski, Sr.
Date of Hire: October 15, 2014
Present Salary: $7500.00 per month
No Bonuses in the past year
No Announced Termination Date

Employee Name: Mark McGarrity
Date of Hire: January 2, 2015
Present Salary: $1000.00 per month
No Bonuses in the past year
No Announced Termination Date

Franklin Networks Tradenames

Entree.com
Flawless.com
Gladiators.com
Crumb.com
Nutristic.com
Grubbr.com
ParentingPad.com
GuiltyTravel.com
FranklinNetworks.com

Franklin Networks, Inc. Banking Info

Wells Fargo, Account #7428919380

Authorized Signers: Kennen Palm, Mark McGarrity, & Juliana Stachurski

EMPLOYMENT AGREEMENT

THIS AGREEMENT ("**Agreement**") is made, effective and entered into as of February 23, 2015 (the "**Effective Date**") among Eat At Joes Ltd., a Nevada corporation (the "**Company**") and Mark McGarrity ("**Employee**").

Explanatory Statement

A. The Company is engaged in the development, ownership, and operation of theme restaurants under the Eat at Joe's brand in the United States. It owns and operates an American Diner themed restaurant in Philadelphia, Pennsylvania. The company was incorporated in 1988 and has its principal office in Scarsdale, New York.

B. The Company intends to change its business focus and its business model and desires to hire Employee to help facilitate that change and grow the Company.

C. Employee was a shareholder of Franklin Networks, Inc., a company recently acquired by Company for the purpose of Company entering the digital publishing, digital advertising, and mobile applications and digital games development businesses.

D. Employee is experienced in digital publishing, digital advertising, and the development of mobile applications and digital games, which experience is relevant to Company's new business focus and desired growth.

NOW, THEREFORE, in consideration of the Explanatory Statement, which shall be deemed to be a substantive part of this Agreement, and the mutual covenants, promises and agreements hereinafter set forth, the parties hereto do hereby covenant, promise and agree as follows:

1. ***Definitions***. As used in this Agreement, the following terms shall have the meanings set forth below:

"**Affiliate**" shall mean any person or entity that, either alone or acting in concert with any other person or entity, directly or indirectly, controls, is controlled by or is under common control with Company, or which is a successor in interest to Company, and for purposes hereof, "control" shall mean the ownership of 20% or more of the voting rights of the entity in question.

"**Base Salary**" shall have the meaning assigned to it in Section 6 of this Agreement.

"**The Board**" shall mean the Board of Directors of the Company.

"**The Business**" shall mean the business conducted by the Company from time to time, in the past, on the date of execution of this Agreement and thereafter, including business activities under investigation or in developmental stages, all other business activities that flow therefrom by a reasonable expansion of the present activities of Company, and all business activities that may be developed by the Company during the Term.

"**Chairman**" shall mean the Chairman of the Board.

"**Commencement Date**" shall be the date on which Employee's employment by Company begins, as stated in Section 2.1.

"**Confidential Information**" shall include, without limitation: trade "know-how," trade secrets; subscriber, advertiser and customer lists; pricing policies; operational methods; methods of doing business; technical processes; formulae; designs and design projects; inventions; research projects; and other business affairs of the Company or its Subsidiaries and Affiliates, and their respective Subsidiaries and Affiliates, that (i) were, in the case of the Company, is or are designed to be used in, and/or are, or may be

Page 1 of 8

useful, in connection with the Business of the Company or any Subsidiary or Affiliate thereof, or that, in the case of any of these entities, results from any of the research or development activities of any such entity, that (ii) is private or confidential in that it is not generally known or available to the public, except as the result of unauthorized disclosure by or information supplied by Employee, or (iii) that gives the Company or any Subsidiary or Affiliate of either of them an opportunity or the possibility of obtaining an advantage over competitors who may not know or use such information or who are not lawfully permitted to use the same.

"Effective Date" shall be the effective date of this Agreement, as stated on page 1.

"Employment Year" shall mean each twelve-month period, or part thereof, during which Employee is employed hereunder, commencing on the Commencement Date.

"Person" shall mean any individual, limited liability company, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation or any other entity or government (whether Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

"Restricted Period" shall mean the term of employment of Employee under this Agreement or any extension thereof, and the twenty-four-month period thereafter, or such shorter period as may be provided pursuant to any applicable sections of this Agreement; *provided, however*, that the Restricted Period shall terminate immediately upon the occurrence of any termination of the employment of Employee by the Company other than pursuant to this Agreement.

"Subsidiary" shall mean any entity in which 50% or more of the outstanding voting rights of which are owned or controlled directly or indirectly by the Company.

"Term" shall mean the term of employment of Employee under this Agreement.

"Termination Date" shall have the meaning assigned to it in Section 10.

Wherever from the context it appears appropriate, each word or phrase stated in either the singular or the plural shall include the singular and the plural, and each pronoun stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

2. *Employment and Duties of Employee.*

2.1. *Employment; Title; Duties.* The Company hereby employs Employee, and Employee hereby accepts appointment as Chief Information Officer (**"CIO"**), beginning on March 1, 2015. The principal duties of Employee shall be to serve in such capacity and to oversee and guide the Company's information technology including but not limited to that related to the development and maintenance of niche websites, mobile applications and games (**"Software Development"**), and advertising in connection with such Software Development. In such capacities, Employee shall render such services and fiduciary duties as are necessary and desirable to protect and advance the best interests of the Company, acting, in all instances, under the supervision of and in accordance with the policies set by the Board and by the Chairman. As CIO, Employee may sign agreements and otherwise commit the Company with respect to matters involving the Software Development and advertising only, subject to the following: (i) the provisions of such operating budget or budgets as may be approved from time to time by the Board, the Chairman or the President; (ii) review by the Company's General Counsel or Assistant General Counsel; (iii) the written polices and resolutions of the Board; and, (iv) the express written approval and authority of the Board and the Chairman in its written resolutions. At the Commencement Date, Joseph A. Fiore shall be the Chairman; however, the Chairman may be changed from time to time by the Board. Notwithstanding the foregoing, Employee shall report to and be under the supervision of the President and CEO, and in the absence or unavailability of the President and CEO, to the Chairman (but, in the event of the Chairman's incapacity or unavailability, to the Board). As CIO, Employee shall work with and report to the Board, the Chairman, and the President and CEO of the Company in directing, managing and overseeing Software Development and advertising for the Company.

Page 2 of 8

2.2. *Place of Employment*. The principal place of employment of Employee shall be at an office maintained by the Employee, at Employee's sole cost and expense, within a thirty mile radius of Franklin, Tennessee, or such other location to which Employee consents. It is, however, distinctly understood and agreed that Employee may be required, in connection with the performance of his duties, to work from time to time at other locations in connection with the Business of the Company. When required to travel to and/or spend time at such other locations, Employee's reasonable travel, meal and lodging expenses shall be paid directly by Company or reimbursed to Employee by the Company, upon his submittal of detailed written vouchers, supported by appropriate documentation and subject to the general reimbursement policies of Company with respect to executive officers.

2.3. *Performance of Duties*. Employee shall devote his full working time and efforts to the performance of his fiduciary duties as CIO of the Company. Employee shall not engage in or become employed, directly or indirectly, in the commercial or professional business of any other Person without the prior written consent of the Chairman or the Board, nor shall he act as a consultant to or provide any services to, whether on a remunerative basis or otherwise, the commercial or professional business of any other Person, without such written consent, which, in both instances, shall not be granted or withheld by the Chairman or the Board in their sole and absolute discretion. In no event shall the foregoing preclude any passive investments by Employee and approval of the Chairman or the Board shall not be required as to any such passive investment(s) by Employee. For purposes hereof, the phrase "passive investments" shall mean any investment activity that is considered "passive" under the Internal Revenue Code and any investment by Employee in another business or entity that does not require Employee's day-to-day time and attention in connection with its business operations; rather, only Employee's advice, guidance and/or input from time to time, participation in occasional meetings and service on board(s) of directors.

3. *Term of Employment*. The employment of Employee pursuant to this Agreement shall commencing as of the Commencement Date on an **AT WILL** basis, and no particular duration of employment, or terms as to the duration of employment, are undertaken by Employee or by Company.

4. *Intentionally omitted.*

5. *Compensation and Benefits*. The Company shall pay Employee as compensation for all of the services to be rendered by him hereunder during the Term, and in consideration of the various restrictions imposed upon Employee during the Term and the Restricted Period, and otherwise under this Agreement, the Base Salary and other benefits as provided for and determined pursuant to Sections 5 through 10, inclusive, of this Agreement.

6. *Base Salary*. Beginning on the Commencement Date, the Company shall pay Employee, as compensation for all of the services to be rendered by Employee hereunder during the Term, a salary based upon an annualized amount of One Hundred Twenty Thousand and NO/100 Dollars ($120,000.00) per year (the "**Base Salary**"), with such greater Base Salary and such annual bonuses, if any, as may be determined by the Chairman from time to time, payable in accordance with the regular payroll practices of the Company for executives, less such deductions or amounts as are required to be deducted or withheld by applicable laws or regulations and less such other deductions or amounts, if any, as are authorized by Employee. If the Commencement Date is a day other than the first day of a month, the Base Salary shall be prorated for such month.

7. *Signing Bonus*. The Company shall issue to Employee Two Hundred Fifty Thousand (250,000) shares of the Company's common stock on or before the date that is 30 days following the Effective Date hereof. All common stock issued to Employee pursuant to this Section 7 and any other provisions of this Agreement shall be restricted pursuant to Rule 144 with a gating provision limiting Employee's sale thereof to no more than 5,000 shares per day for every 250,000 shares of daily trading volume.

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8. ***Additional Benefits and Reimbursement for Expenses.***

8.1. ***Additional Benefits.*** The Company shall provide the following additional benefits to Employee during the Term:

(i) Such reasonable vacation time with pay in each Employment Year suitable to the status of an executive of the Company as may be determined and agreed upon by Employee and the President, in consideration of the business of the Company and the needs of Employee. Employee shall also be entitled to all holiday privileges regularly observed by the Company during the Term.

(ii) Employee shall be entitled to participate in any benefit plans that Company now maintains or establishes in the future for executives.

(iii) In addition to Employee's Base Salary, so long as Employee is employed by Company, on each anniversary hereof, Employee shall receive Twenty Five Thousand Shares (25,000) of the Company's common stock for each complete calendar month of employment during the Term hereof, to be issued annually on or about each such anniversary. There shall be no proration for any partial month of employment. Employee's right to such common stock shall accrue upon the completion of each calendar month of service, such that in the event of a mid-year termination of employment, Employee shall be entitled to receive Twenty-Five Thousand shares of Company common stock for each completed month of service since the last anniversary hereof, which shall be issued to Employee on or about the next anniversary hereof.

8.2. ***Reimbursement for Expenses.*** The Company shall pay or reimburse Employee for all reasonable expenses actually incurred or paid by Employee during the Term in the performance of his services under this Agreement, upon presentation of such bills, expense statements, vouchers or such other supporting information as the Company may reasonably require. The Board may from time to time require prior approval for individual expense items in excess of pre-established aggregate amounts for a fixed period or in excess of pre-established amounts for any type of expenditure during any fixed period.

9. ***Intentionally Omitted.***

10. ***Termination of Employment.***

10.1. ***Death.*** If Employee dies during the Term, (i) his employment under this Agreement shall automatically terminate on the date of Employee's death.

10.2. ***Termination.*** This Agreement may be terminated by either party, **AT WILL**, for any reason or for no reason, without any further liability to by either party to the other. Notwithstanding the forgoing, in the event of any termination hereof, Company shall pay to Employee any accrued and unpaid base salary and other amounts that may be owed Employee under this Agreement through the effective termination date.

11. ***Representations and Warranties by Employee.*** Employee hereby represents and warrants, the same being part of the essence of this Agreement that, as of the Commencement Date, Employee is not a party to any agreement, contract or understanding, and that no facts or circumstances exist which would in any way restrict or prohibit her from undertaking or performing any of Employee's obligations under this Agreement. The foregoing representation and warranty shall remain in effect throughout the Term and any extensions thereof.

12. ***Confidential Information and Proprietary Interests.***

12.1. ***Acknowledgement of Confidentiality.*** Employee understands and acknowledges that he may obtain Confidential Information in the performance of Employee's services. Employee further acknowledges that the services to be rendered by him are of a special, unique and extraordinary character and that, in connection with such services, Employee will have access to Confidential Information vital to

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the Company's, its Subsidiaries' and Affiliates' business. Accordingly, Employee agrees that he shall not, either during the Term or at any time thereafter, (i) use or disclose any such Confidential Information outside the Company; (ii) publish any works, speeches or articles with respect thereto; or (iii), except as required in the proper performance of Employee's services hereunder, remove or aid in the removal from the premises of the Company of any Confidential Information or any property or material relating thereto.

The foregoing confidentiality provisions shall cease to be applicable to any Confidential Information which becomes generally available to the public (except by reason of or in consequence of a breach by Employee of his or her obligations under this Section 12).

In the event Employee is required by law or a court order to disclose any such Confidential Information, Employee shall promptly notify the Company of such requirement and provide the Company with a copy of any court order or of any law which in his opinion requires such disclosure and, if the Company so elects, permit the Company an adequate opportunity, at its own expense, to contest such law or court order.

12.2. *Delivery of Material.* Employee shall promptly, and without charge, deliver to the Company on the termination of Employee's employment hereunder, or at any other time the Company may so request, all memoranda, notes, records, reports, manuals, computer disks, videotapes, drawings, blueprints and other documents (and all copies thereof) relating to the business of the Company and all property associated therewith, which he may then possess or have under Employee's control.

12.3. *Customer Lists.* Employee acknowledges that (i) all lists of subscribers, advertisers, customers and vendors of the Company developed during the course of Employee's employment and/or by the Company are and shall be the sole and exclusive property of the Company, and Employee further acknowledges and agrees that he neither has nor shall have any personal right, title or interest therein; (ii) that such lists are and must continue to be confidential; and (iii) that such lists are not readily accessible to competitors of the Company.

12.4. *Ideas, Programs, Etc.* If, during the Term, Employee invents or develops any ideas, programs, formats, software systems or the like, source codes, proprietary codes or the like, relating to or useful in connection with the business of the Company, the same are and shall remain the property of the Company, and Employee will promptly deliver all copies of the same to the Company, assign his interest therein to the Company and execute such documents as Company may reasonably request to convey title thereto to the Company including, but not limited to patent applications, copyright applications, trademark applications and the like. Employee shall not be entitled to any compensation, other than as provided in this Agreement, for carrying out Employee's obligations to the Company under Subsection 12.4 or any other Subsection of this Section 12. Any and all ideas, programs, formats, software systems or the like, source codes, proprietary codes or the like, relating to or useful in connection with the business of the Company that have the potential to be copyrighted invented or developed by Employee will be considered a "work for hire." Company will be granted full ownership to such work and all components and rights included. If any work or portion thereof does not meet the legal definition of "work for hire," Employee hereby transfers, assigns, and/or will do so in the future, to Company full ownership of the copyright to the work or portion of such work, and any and all attached rights.

12.5. *Extension of Section 12.* All of the provisions of Section 12 shall be deemed to be applicable to all Confidential Information, and to all ideas, programs, etc., as referred to Subsection 12.4, to which Employee may have obtained access or which he may have invented or developed during Employee's employment by Company.

13. *Noncompetition Provisions*. Employee agrees that he will not, during the Restricted Period, compete directly or indirectly with the business of the Company. The phrase **"compete directly or indirectly with the business of the Company"** shall be deemed to include, without limiting the generality thereof, (1) engaging or having a material interest, directly or indirectly, as owner, employee, officer, director, partner, sales representative, stockholder, capital inventor, lessor, renderer of consultation services or advise, either alone or in association with others, in the operation of any aspect of any type of

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business or enterprise competitive with the business or operation of the Company; (2) soliciting any of the employees of the Company to leave the employ of the Company; (3) soliciting any of the employees of the Company to become employees of any other Person; or (4) soliciting any customer of the Company with respect to its business. Similarly, Employee shall not raid, entice or induce any Person who on the Termination Date is, or within one (1) year immediately preceding the Termination Date was, a customer of the Company to become a customer of any other Person for products or services the same as, or similar to, those products and services as from time to time shall be provided by the Company, and Employee shall not approach any Person for such purpose; nor shall Employee raid, entice or induce any Person who on the Termination Date is, or within one (1) year immediately preceding the Termination Date was, an employee of the Company to become employed by any other Person; similarly, Employee shall not approach any such employee for such purpose or authorize or knowingly approve the taking of such actions by any other Person or assist any such other Person in taking any such action.

The phrase "compete directly or indirectly with the business of the Company" shall not be deemed to include an ownership interest as an inactive investor, which, for purposes of this Agreement, shall mean only the beneficial ownership of less than five percent (5%) of the outstanding shares of any series or class of securities of any competitor of the Company, which securities of such series or class are publicly traded in the securities market. In addition, Company acknowledges that Employee will maintain an ownership interest in a company called Pilgrim Consulting Services, Inc., which will not, in and of itself, be considered a violation of the covenants contained herein.

Each restrictive covenant on the part of the Employee set forth in this Agreement shall be construed as a covenant independent of any other covenant or provision of this Agreement or any other agreement which the Company and the Employee may have, fully performed and not executory, and the existence of any claim or cause of action by the Employee against the Company, whether predicated upon another covenant or provision of the Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any other covenant.

14. *Disputes and Remedies*.

14.1. *Waiver of Jury Trial*. Employee and the Company hereby waive the right to a trial by jury in the event of any dispute which arises under this agreement.

14.2. *Injunctive Relief*. If Employee commits a breach, or threatens to commit a breach, of any of the provisions herein, including but not limited to Subsection 2.3 or of Sections 12 or 13, the Company shall have the following rights and remedies (each of which shall be independent of the other, and shall be severally enforceable, and all of which shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity):

(i) the right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged by Employee that any such breach or threatened breach will or may cause irreparable injury to the Company and that money damages will or may not provide an adequate remedy to the Company; and

(ii) the right and remedy to require Employee to account for and pay over to the Company all compensation, profits, monies, increments, things of value or other benefits, derived or received by Employee as the result of any acts or transactions constituting a breach of any of the provisions of Subsection 2.3 or of Sections 12 or 13 of this Agreement, and Employee hereby agrees to account for and pay over all such compensation, profits, monies, increments, things of value or other benefits to the Company.

Employee specifically agrees not to object to any application made by the Company to any court having equity jurisdiction, seeking an injunction restraining Employee from committing, threatening or continuing any violation of Subsection 2.3 or Sections 12 or 13 of this Agreement.

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14.3. ***Partial Enforceability.*** If any provision contained in Subsection 2.3 or in Section 12 or 13, or any part is construed to be invalid or unenforceable, the same shall not affect the remainder of Employee's agreements, covenants and undertakings, or the other restrictions that he has accepted, in Subsection 2.3 or in Sections 12 or 13, and the remaining such agreements, covenants, undertakings and restrictions shall be given the fullest possible effect, without regard to the invalid parts.

14.4. ***Intention of Parties.*** It is the specific intention of the parties, any general considerations of public policy to the contrary notwithstanding, that the provisions of Subsection 2.3 and of Sections 12 and 13 of this Agreement shall be enforced as written to the fullest extent possible.

14.5. ***Adjustment of Restrictions.*** Despite the prior provisions of this Section 14, if any covenant or agreement contained in Subsection 2.3 or in Section 12 or 13, or any part thereof, is held by any court of competent jurisdiction to be unenforceable because of the duration of such provision or the geographic area covered hereby, the court making such determination shall have the power to reduce the duration or geographic area of such provision and, in its reduced form, such provision shall be enforceable.

14.6. ***Attorney Fees and Expenses.*** In the event that any action, suit or other proceeding at law or in equity is brought to enforce the provisions of this Agreement, or to obtain money damages for the breach thereof, the court in any such action shall award to the substantially prevailing party its reasonable attorney fees and costs incurred, including expert witness fees and attorney fees and costs on appeal, which shall be taxed by the court as costs of the action and included in any judgment entered.

15. ***Survival.*** The provisions of Sections 12, 13, 14 and this Section 15 shall survive termination of this Agreement and remain enforceable according to their terms.

16. ***Severability.*** The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or unenforceability of any other provisions hereof.

17. ***Notices.*** All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be deemed duly given if made in writing and delivered personally or mailed by postage prepaid certified or registered mail, return receipt request, accompanied by a second copy sent by ordinary mail, which notices shall be addressed as follows:

If to the Company:	Eat At Joes Ltd., a Nevada Corporation Attn: Joseph A. Fiore, Chairman 670 White Plains Road, Suite 120 Scarsdale, NY 10583
with a copy to:	Joseph A. Fiore, Chairman eajltd@mindspring.com
If to Employee:	Mark McGarrity 101 Creekstone Blvd, Suite 103 Franklin, TN 37064
with a copy to:	Mark McGarrity mark@franklinnetworks.com

By notifying the other parties in writing, given as aforesaid, any party may from time to time change its address or the name of any person to whose attention notice is to be given, or may add another person, to whose attention notice is to be given, in connection with notice to any party.

18. ***Assignment and Successors.*** Neither this Agreement nor any of Employee's rights or duties hereunder may be assigned or delegated by Employee. This Agreement is not assignable by the Company except to any successor in interest which takes over all or substantially all of the business of the Company, as it is conducted at the time of such assignment. Any corporation into or with which the Company is

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merged or consolidated or which takes over all or substantially all of the business of Company shall be deemed to be a successor of the Company for purposes hereof. This Agreement shall be binding upon and, except as aforesaid, shall inure to the benefit of the parties and their respective successors and permitted assigns.

19. *Entire Agreement and Waiver*.

19.1. ***Integration.*** This Agreement contains the entire agreement of the parties hereto on its subject matter and supersedes all previous agreements between the parties hereto, written or oral, express or implied, covering the subject matter hereof. No representations, inducements, promises or agreements, oral or otherwise, not embodied herein, shall be of any force or effect. Notwithstanding the foregoing, this provision shall not apply to and this Agreement is entered into in conjunction with that certain Stock Purchase Agreement between Employee, Kennen Palm, Pilgrim Consulting Services, Inc. and Company dated February 23, 2015. In the event of any conflict between this Agreement and the Stock Consulting Agreement, the more stringent or restrictive provision shall control.

19.2. ***No Waiver.*** No waiver or modification or any of the provisions of this Agreement shall be valid unless in writing and signed by or on behalf of the party granting such waiver or modification. No waiver by any party of any breach or default hereunder shall be deemed a waiver of any repetition of such breach or default or shall be deemed a waiver of any other breach or default, nor shall it in any way affect any of the other terms or conditions of this Agreement or the enforceability thereof. No failure of the Company to exercise any power given it hereunder or to insist upon strict compliance by Employee with any obligation hereunder, and no custom or practice at variance with the terms hereof, shall constitute a waiver of the right of the Company to demand strict compliance with the terms hereof.

Employee shall not have the right to sign any waiver or modification of any provisions of this Agreement on behalf of the Company, nor shall any action taken by Employee, as the CIO of the Company, or otherwise, reduce his obligations under this Agreement.

This Agreement may not be supplemented or rescinded except by instrument in writing signed by all of the parties hereto after the Commencement Date. Neither this Agreement nor any of the rights of any of the parties hereunder may be terminated except as provided herein.

20. *Governing Law*. This Agreement shall be governed by and construed, and the rights and obligations of the parties hereto enforced, in accordance with the laws of the State of Colorado.

21. *Headings*. The Section and Subsection headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above, which shall be deemed to be the Commencement Date.

COMPANY:	**EMPLOYEE:**
EAT AT JOES LTD., A NEVADA CORPORATION	**MARK MCGARRITY**
By: ______________________ James R. Thompson, President & CEO	By: ______________________ Mark McGarrity

Attest:

By: ______________________
James Mylock, Secretary

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